UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2023 (May 11, 2023)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)
300 First Stamford Place, 5th Floor
Stamford, CT 06902
(Address of principal executive offices, including zip code)
(Registrant’s telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EGLE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is incorporated herein by reference, as applicable.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 11, 2023, Eagle Bulk Ultraco LLC (“Eagle Ultraco”), a wholly-owned subsidiary of Eagle Bulk Shipping Inc. (the “Company”), amended and restated its Credit Agreement originally dated October 1, 2021 pursuant to an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), dated as of May 11, 2023 (the “Closing Date”) entered into, among others, Eagle Ultraco, as Borrower, the Company and certain of its wholly-owned, vessel-owning subsidiaries, as guarantors (each, a "Guarantor”, and collectively, the “Guarantors”), and Crédit Agricole Corporate and Investment Bank (“Credit Agricole”) as security trustee, structurer, sustainability coordinator and facility agent and the lenders party thereto (collectively, the “Lenders”).

The Amended Credit Agreement provides for additional loans of up to $175.0 million, thereby increasing the aggregate principal amount of senior secured credit facilities to $485.3 million. Additional amounts provided under the Amended Credit Agreement consist of (i) an additional term loan in an aggregate principal amount of up to $75.0 million (which will be available for drawing for 60 business days following the Closing Date), thereby increasing the aggregate amount to $300.3 million (the “Term Facility”) and (ii) an additional revolving credit facility in an aggregate principal amount of $100.0 million, thereby increasing the aggregate to $185.0 million (the “Revolving Facility”). Proceeds from the Amended Credit Agreement are to be used for general corporate and working capital purposes, including, but not limited to vessel purchases, capital improvements, stock buybacks or equity repurchases, retirement of debt and other strategic initiatives. As of the date of this report, the availability under the Revolving Facility is $185.0 million and the availability under the Term Facility is $75.0 million.

Pursuant to the Amended Credit Agreement, the Term Facility and the Revolving Facility mature and are repayable in full on September 28, 2028 (the “Maturity Date”). The Term Facility will be repaid in quarterly installments equal to $12,450,000 beginning on June 15, 2023, with a final balloon payment due on the Maturity Date, and the Revolving Facility shall be reduced beginning on the second repayment date following the Closing Date (i.e. September 15, 2023) and every three (3) months thereafter, by consecutive reductions of an amount equal to $5,445,000. Outstanding borrowings under the Amended Credit Agreement bear interest at a rate equal to the sum of Adjusted Term SOFR (as defined in the Amendment Credit Agreement) for the relevant interest period and the applicable margin, which ranges between 2.05% and 2.75% based on the consolidated net leverage ratio of the Company and its consolidated subsidiaries and certain sustainability-linked criteria.

Eagle Ultraco’s obligations under the Amended Credit Agreement are secured by, among other items, a first priority mortgage on 50 vessels owned by the Guarantors and two vessels which are to be delivered to the Company by June 15, 2023 as identified in the Amended Credit Agreement and such other vessels that it may from time to time include with the approval of the Lenders (each, an “Eagle Vessel”, and collectively, the “Eagle Vessels”).

The Amended Credit Agreement contains financial covenants requiring the Company, on a consolidated basis, to maintain at all times, (a) (i) cash and cash equivalents or (ii) undrawn Revolving Facility commitments up to seven months prior to the Maturity Date in an amount not less than the greater of (i) $600,000 per vessel or (ii) 7.5% of consolidated total debt; (b) a debt to capitalization ratio of not greater than 0.6 to 1.0; and (c) positive working capital. Additionally, the Company has to ensure that the aggregate fair market value of the Eagle Vessels is not less than 140% of the aggregate outstanding principal amounts under the Amended Credit Agreement.

The Amended Credit Agreement also imposes customary operating restrictions on Eagle Ultraco and the Guarantors, including limitations on Eagle Ultraco’s and the Guarantors’ ability to, among other things: incur additional indebtedness; create liens on assets; sell assets; dissolve or liquidate; merge or consolidate with another person; make investments; engage in transactions with affiliates; and allow certain changes of control to occur. The Amended Credit Agreement does not restrict the payment of dividends as long as the Company is in compliance with its financial covenants and no event of default is continuing before and after declaration and payment of such dividend.

The Amended Credit Agreement also includes customary prepayment events, including upon the sale or total loss of an Eagle Vessel, or if there is a change of control with respect to the Company, Eagle Ultraco or any Guarantor, and includes customary events of default, including but not limited to those relating to: a failure to pay principal or interest; a breach of covenant, representation or warranty; a cross-default to other indebtedness; and the occurrence of certain bankruptcy and insolvency events.

The Company paid fees of approximately $3.3 million to the Lenders in connection with the transaction.

The foregoing summary of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Amended Credit Agreement, which will be filed with the U.S. Securities and Exchange Commission as required under applicable rules.

Forward-Looking Statement

Matters discussed in this Current Report on Form 8-K may constitute forward-looking statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements reflect current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. The principal factors that affect the Company’s financial position, results of operations and cash flows include market freight rates, which fluctuate based on various economic and market conditions, periods of charter hire, vessel operating expenses and voyage costs, which are incurred primarily in U.S. dollars, depreciation expenses, which are a function of the purchase price of our vessels and our vessels’ estimated useful lives and scrap value, general and administrative expenses, and financing costs related to our indebtedness. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. The Company gives no assurance that the forward-looking statements will prove to be correct, does not undertake any duty to update them and disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors which could include the following: (i) volatility of freight rates driven by changes in demand for seaborne transportation of drybulk commodities and in supply of drybulk shipping capacity; (ii) changes in drybulk carrier capacity driven by levels of newbuilding orders, scrapping rates or fleet utilization; (iii) changes in rules and regulations applicable to the drybulk industry, including, without limitation, regulations of the International Maritime Organization and the European Union (the “EU”), requirements of the Environmental Protection Agency and other governmental and quasi-governmental agencies; (iv) changes in U.S., United Kingdom, United Nations and EU economic sanctions and trade embargo laws and regulations as well as equivalent economic sanctions laws of other relevant jurisdictions; (v) actions taken by regulatory authorities including, without limitation, the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); (vi) changes in the typical seasonal variations in drybulk freight rates; (vii) changes in national and international economic and political conditions including, without limitation, the current conflict between Russia and Ukraine, the current economic and political environment in China and the environment in historically high-risk geographic areas such as the South China Sea, the Indian Ocean, the Gulf of Guinea and the Gulf of Aden; (viii) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking costs); (ix) the duration and impact of the novel coronavirus (“COVID-19”) pandemic and measures implemented by governments of various countries in response to the COVID-19 pandemic; (x) volatility of the cost of fuel; (xi) volatility of costs of labor and materials needed to operate our business due to inflation; (xii) any legal proceedings which we may be involved from time to time; and (xiii) other factors listed from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”).

The Company has based these statements on assumptions and analyses formed by applying experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate in the circumstances. The Company’s future results may be impacted by adverse economic conditions, such as inflation, deflation, or lack of liquidity in the capital markets, that may negatively affect it or parties with whom it does business. Should one or more of the foregoing risks or uncertainties materialize in a way that negatively impacts the Company, or should the Company’s underlying assumptions prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected. Risks and uncertainties are further described in reports filed by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: May 17, 2023	By:	/s/ Constantine Tsoutsoplides
	Name:	Constantine Tsoutsoplides
	Title:	Chief Financial Officer